UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF

THE SECURITIES EXCHANGE ACT OF 1934

AVENUE FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Tennessee	20-5556885
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

111 10th Avenue South Suite 400 Nashville, TN	37203
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, no par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange act and is effective pursuant to General Instruction A(c), check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box:  ☐

Securities Act registration file number to which this form relates: 333-201438

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, no par value per share (the “Shares”) of Avenue Financial Holdings, Inc. (the “Company”) to be registered hereunder is included under the caption “Description of Capital Stock” in the prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 9, 2015 (Registration No. 333-201438) including exhibits, and amended from time to time (the “Registration Statement”), which is deemed to be incorporated by reference herein. Any form of prospectus that includes such description that is subsequently filed by the Company as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

The Company’s common stock to be registered hereunder has been approved for listing on the NASDAQ Global Select Market of The NASDAQ Stock Market LLC under the symbol “AVNU”.

Item 2.	Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Avenue Financial Holdings, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: February 6, 2015	AVENUE FINANCIAL HOLDINGS, INC.

	By:	/s/ Ronald L. Samuels
Ronald L. Samuels
Chairman and Chief Executive Officer